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                                                                    EXHIBIT 10.4
                              EMPLOYMENT AGREEMENT



     This Employment Agreement entered into this 29th day of December, 1995, is between GAIA TECHNOLOGIES, INC., a Texas corporation ("Company"), and HENRY W. SULLIVAN, a resident of Harris County, Texas ("Employee").

     WHEREAS, the Company wishes to assure itself of the services of Employee for the period provided in this Agreement, and Employee is willing to serve in the employ of the Company on a full-time basis for said period, and upon the other terms and conditions hereinafter provided;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Employment. The Company hereby employs Employee and the Employee hereby accepts employment by the Company upon the terms and conditions of this Agreement.

     2. Position and Responsibilities. During the period of his employment hereunder, Employee agrees to serve the Company and the Company shall employ Employee as the Company's President. During the term of this Agreement, Employee agrees to devote his full time and attention during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Employee hereunder, to use the Employee's best efforts to perform faithfully and efficiently such responsibilities. The foregoing shall not be construed as preventing the Employee from making passive investments in other businesses or enterprises; provided, however, that (a) such investments would not require services on the part of the Employee which would in any way impair the performance of his duties under this Agreement and (b) are not in violation of any provision of Section 6 or 7 of this Agreement.

     3. Term. The period of Employee's employment under this Agreement shall commence on the date hereof and shall continue for a period of sixty (60) full calendar months thereafter; provided, however, that on the first day of each April and October during the term of this Agreement beginning on April 1, 1997, either the Company or the Employee may, at such party's sole option, terminate this Agreement, with or without cause, by providing not less than six (6) months' prior notice to the other party (or the Company may also elect to provide three (3) months's prior notice so long as it also provides three (3) additional months of severance pay). Upon any termination of this Agreement, at the written request of the sole shareholder of the Company, Employee shall promptly resign in writing from any other positions as a director, officer, employee or other position that he may then hold with respect to the Company or any corporation, partnership or other entity controlling, controlled by or under common control with the Company.
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     4.  Compensation.

          a. Base Salary. For all services rendered by Employee in any capacity during his employment under this Agreement, including, without limitation, services as an executive, officer, director, or member of any committee of the Company or of any subsidiary, affiliate, or division thereof, the Company shall pay Employee as compensation a monthly salary at the rate of not less than $7,500.00. Such salary shall be payable in accordance with the customary payroll practices of the Company, but in no event less than semi-monthly. During the period of this Agreement, Employee's salary shall be reviewed at least annually, but there shall be no obligation to increase such salary.

          b. Bonus. From time to time, the Board of Directors of the Company, or a committee designated by the Board of Directors, may (but is not obligated to) elect to pay a bonus to Employee.

          c. Stock Option Agreement. Contemporaneously with the execution and delivery of this Agreement, the parties hereto shall cause to be executed and delivered to each other that certain Stock Option Agreement, substantially in the form of Exhibit A, attached hereto and made a part hereof.

          d. Benefits. Until the termination of the Employee's employment pursuant to this Agreement, the Employee and the Employee's family, as the case may be, shall be eligible for participation in and to receive all benefits under welfare benefit plans, practices, policies and programs of the Company or any other subsidiaries of North American Technologies Group, Inc., a Delaware corporation ("NATK"), that are offered to officers similarly situated (including, without limitation, medical, disability, employee life, group life, accidental death and travel accident insurance plans and programs), so long as, with respect to any such insurance plan or program, Employee qualifies in, and his enrollment is accepted by the insurer providing, such insurance plan or program, without any material additional cost or expense by the Company; provided, however, that the Company shall not be obligated to provide Employee with any benefit offered by any other subsidiary of NATK that varies from a benefit offered by the Company if such benefit is based primarily on the unique nature of the business activities conducted by such other subsidiary.

          e. Reimbursement of Expenses. The Company shall reimburse the Employee for all reasonable and proper travel and out-of-pocket expenses incurred by Employee in connection with the performance of his duties, all in accordance with the Company's policies as to the allowable amount of such expenses and the provision of itemized reports.

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     5.   Termination.

          a. By Company for Cause. The Company may terminate the Employee's employment of "Cause" at any time. Termination for "Cause" shall mean termination of Employee's employment with the Company because of (i) any act or omission that constitutes a material breach by Employee of his obligations or agreements under this Agreement (other than any such act or omission resulting from Employee's death or disability due to physical or mental illness or accident), after written notice by the Board of such breach which sets forth the nature of the material breach, and failure of Employee to correct such breach within 30 business days of such notice;
     (ii) Employee's being convicted of the commission of a felony; (iii) Employee's engaging in willful misconduct, gross negligence or an act of dishonesty that has or can reasonably be expected to have an adverse effect on the Company; or (iv) a material failure by Employee to comply with the procedures or policies of general application with respect to the operation of the Company, as established by the Board, after written notice by the Board of such failure which sets forth the nature of the material failure, and failure of Employee to correct such failure within 30 business days of such notice.

          b. Death or Disability. The Employee's employment shall be terminated on account of the Employee's death or disability. Employee shall be deemed to be disabled if, as a result of incapacity due to physical or mental illness or accident, the Employee shall have failed to perform in any material respect Employee's duties with the Company for two months within a twelve-month period and, within ten (10) days after written notice of termination is given to the Employee, the Employee shall not have returned to the full-time performance of the Employee's duties.

          c. By Employee for Good Reason. The Employee's employment may be terminated by the Employee at any time for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean, without the Employee's written consent, the occurrence of any of the following circumstances unless such circumstances are fully remedied by the Company within 30 days after the Company's receipt of written notice thereof given by the Employee:

               (i) Any act or omission that constitutes a material breach by the Company of its obligations or agreements under this Agreement (and if such omission is the failure to make any salary payment to Employee when due, the Company shall only be entitled to receive ten (10) days' (rather than 30 days') written notice and opportunity to remedy such omission);

               (ii) The assignment to the Employee of any duties materially inconsistent with, or the withdrawal from the Employee of any duties material to, the position in the Company that the Employee holds pursuant to this Agreement; or

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               (iii)  The relocation of the Employee's office to a location other than in Harris County, Texas or a county adjacent thereto, except for required travel on the Company's business.

          d. Notice of Termination. Any termination by the Company for Cause or by the Employee for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon and (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.



          e.   Obligations upon Termination.

               (i) If Employee's employment is terminated by the Company or the Employee in accordance with the provisions of this Section or in accordance with the provisions of Section 3, then the Company's obligations to the Employee and the Employee's obligations to the Company shall terminate except that the Company shall be obligated to pay to the Employee the base salary earned by him and not previously paid to him through the date of termination, and the Employee's obligations under Sections 6 and 7 shall continue as provided therein.

               (ii) If Employee's employment is terminated by the Company without Cause (other than as a result of death, disability or as provided in Section 3), or by Employee with Good Reason, Company's obligations to the Employee and the Employee's obligations to the Company shall terminate except that (A) the Company shall be obligated to pay to the Employee the base salary earned by him and not previously paid to him through the date of termination, (B) Company shall continue to pay Employee (on a semi-monthly basis) his then current base salary for the remainder of the then-current six (6) month period at the end of which the Employee's employment could have been terminated by the Company pursuant to Section 3 hereof, and (C) Employee's obligations under Sections 6 and 7 shall continue as provided therein.

     6. Confidential Information. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge, data and customer lists relating to the Company or any of its affiliates and which shall not be or become public knowledge (other than by acts by the Employee or his representatives in violation of this Agreement). After termination of the Employee's employment with the Company, the Employee shall not, without the prior written consent of the Company communicate or divulge any such information, knowledge, data or customer list to any party other than the Company and those designated by it.

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     7.   Obligations of Employee

          a. Discoveries and Inventions. If Employee, while employed by the Company or during a period of one year after termination of such employment, makes, either solely or jointly with others, any discovery, improvement, or invention which would pertain or relate in any way to the Business (as defined in Section 7(e)(i)) as conducted by the Company, its subsidiaries, or affiliates at the time of termination of his employment, such discovery, improvement, or invention (whether or not of patentable nature) shall be the exclusive property of the Company. Employee shall execute and deliver to the Company, without further compensation, any and all documents which the Company deems necessary or appropriate to prepare or prosecute applications for patents upon such discovery, improvement, or invention, to assign and transfer to the Company his entire right, title, and interest in and to such discovery, improvement, or invention, and patents therefor, and otherwise more fully and perfectly to evidence the Company's ownership thereof.

          b. Assistance in Litigation. Employee shall, upon reasonable notice and at the Company's sole expense, furnish such information and assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party that relates to any matter or event occurring during Employee's tenure with the Company.

          c. Return of Confidential Information. Upon termination of Employee's employment by Company, Employee shall promptly return to Company all property, papers, records and software of every kind relating to the Company or its business, whether in hard copy form or electronically or magnetically stored; provided, however, that in the event of a dispute between the Company and Employee relating to the subject matter of this Agreement, Employee may retain a copy of any of the foregoing that may relate to such dispute until such dispute has been resolved, and Employee shall continue to be subject to the provisions of Section 6 with respect to such copy or copies.

          d. Noncompetition. The parties recognize that the employment of Employee with the Company will be special, unique and of an extraordinary character and in connection with such employment Employee has special skill and training and may acquire during the term hereof additional special skill and training. Employee accordingly agrees that while Employee is employed by Company and continuing from the date of the termination of Employee's employment with the Company for any reason for three (3) years thereafter, Employee shall not:

               (i) directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor, stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity either (a) hire, attempt to hire, contact or solicit with respect to hiring any employee of the Company or any of its affiliates, or (b) induce or otherwise

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          counsel, advise or encourage any employee of the Company or any of its affiliates to leave the employment of the Company or such affiliate, in each case under this clause (i), unless Employee has received the express prior written consent of NATK thereto, which consent shall not be unreasonably withheld;

               (ii) act or serve as a director, officer, employee, consultant, independent contractor or in any other position or capacity with or for, or acquire a direct or indirect ownership interest in or otherwise conduct (whether as stockholder, partner, investor, joint venturer, or as owner of any other type of interest), any Competing Business as such term is defined herein; provided, however, that this clause (ii) shall not prohibit Employee from being the owner of up to 5% of any class of outstanding securities of any company or entity if such class of securities is publicly traded; or

               (iii) directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor, stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, (A) divert or take away any customers or clients of the Business or (B) contact, call upon or solicit any such customer or client if the intent, effect or a reasonably expected consequence of the same is to divert or take away such customer or client.

     Notwithstanding the provisions of this paragraph (d), in the event NATK or one of its subsidiaries or affiliates does not elect to exercise the Crosstie Purchase Option, as defined in that certain Crosstie Purchase Option and Loan Agreement (the "Crosstie Agreement"), dated as of December 29, 1995, by and among TIETEK, INC., a Texas corporation, NATK, William T. Aldrich, J. Denny Bartell and Henry W. Sullivan, in accordance with the terms of such Crosstie Agreement, as the same may be amended from time to time, then the provisions of clause (d)(ii) above shall not apply to Employee's carrying on the activities described therein as they relate to the Crosstie Business (as defined in the Crosstie Agreement), and shall not be deemed to be violating the provisions of clause (d)(ii) with respect thereto; provided, however, that Employee shall continue to be subject to the other provisions of this paragraph (d).

          e. In exchange for Employee's agreements contained in the provisions of clause (d) of this Section 7, the Company agrees to pay to Employee on or before March 28, 1996, the sum of $25,000.

          f. For the purposes of this Section 7 the following terms shall have the meaning set forth below:

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               (iv) "Business" shall mean the design, development, engineering, manufacture, marketing, service and supply of Products (as that term is defined in that certain TieTek Royalty Agreement, a copy of which is attached to the Crosstie Agreement, dated as of the date hereof) that the Company is permitted to manufacture, other than Applicable Hardgoods (as that term is defined in that certain Gaia-TieTek License Agreement, dated as of the date hereof, by and between the Company and TieTek, Inc., a Texas corporation); provided further that Products shall also include such Applicable Hardgoods in the event NATK exercises the Crosstie Purchase Option (as that term defined in the Crosstie Agreement).

               (v) "Competing Business" shall mean any individual, business, firm, undertaking, company, partnership, corporation, joint venture, limited liability company, organization or other entity that engages in any aspect of the Business.

          g. Should any portion of this Section 7 be deemed unenforceable because of the scope, duration or territory encompassed by the undertakings of the Employee hereunder, and only in such event, then the parties consent and agree to such limitation on scope, duration or territory as may be finally adjudicated as enforceable by a court of competent jurisdiction after the exhaustion of all appeals.

     8. Remedies. With respect to each and every breach or violation or threatened breach or violation by Employee of Section 6 or 7, the Company, in addition to all other remedies available at law or in equity including specific performance of the provisions hereof, shall be entitled to enjoin the commencement or continuance thereof and may, without notice to Employee, apply to any court of competent jurisdiction for entry of an immediate restraining order or injunction. The Company may pursue any of the remedies described in this Section 8 concurrently or consecutively in any order as to any such breach or violation, and the pursuit of one of such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue any of the other of such remedies.

     9.   Successors.

          a. This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

          b. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     10.  Miscellaneous.

          a. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws. The

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     captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          b. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid addressed as follows:

          If to the Employee:    Henry W. Sullivan
                                 4710 Bellaire Blvd., Suite 301
                                 Houston, Texas 77401

          If to the Company:     4710 Bellaire Boulevard, Suite 301
                                 Bellaire, Texas 77401
                                 Attn:  Donovan Boyd

     or to such other address as any party shall have furnished to the others in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          c. Except as specifically set forth in Section 7 hereof, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable or invalid, such provision shall be interpreted to be only so broad as is enforceable and valid.

          d. This Agreement contains the entire understanding of the Company and the Employee with respect to the subject matter hereof.

          e. Any material decision or determination relating to the enforcement of the Company's rights against Employee hereunder by the Company shall only be made with the written concurrence or consent of the chief executive officer or other executive officer of NATK.

     11. Taxes. The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     12. Employment. Notwithstanding anything to the contrary in this Agreement, the Employee and the Company acknowledge that the employment of the Employee by the Company after expiration of the term of this Agreement as set out in Section 3 hereof is "at will," unless

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the parties agree otherwise in writing, and may be terminated at any time thereafter by either the Employee or the Company at any time.

     IN WITNESS WHEREOF, the Employee has hereunto set his hand and the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.



                              HENRY W. SULLIVAN

                              /s/ Henry Sullivan
                              -------------------------------



                              GAIA TECHNOLOGIES, INC.



                              By /s/ Tim Tarrillion
                                 ---------------------------
                              Name: Tim Tarrillion
                                   -------------------------
                              Title: President
                                    ------------------------

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